UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of Earliest Event Reported)

February 3, 2005

Encore Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26538 (Commission File Number)	65-0572565 (IRS Employer Identification No.)

9800 Metric Blvd
Austin, Texas 78758

(Address of principal executive offices and Zip Code)

(512) 832-9500
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.
Item 7.01. Regulation FD Disclosure.

     This Form 8-K/A amends the Current Report on Form 8-K filed by Encore Medical Corporation (“Encore”) on February 4, 2005. The Form 8-K reported Encore’s entry into an acquisition agreement incorrectly under Item 1.01, Entry into a Material Definitive Agreement and included as Exhibit 99 under Item 9.01 Encore’s February 3, 2005 press release announcing the acquisition. This Form 8-K/A restates the text of the press release, without change, in two parts: Item 8.01, Other Events reports Encore’s entry into an acquisition agreement, and Item 7.01, Regulation FD Disclosure includes management’s comments on the transaction.

     Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to continue to obtain long-term financing, and the ability to locate and integrate future acquisitions and other risks and uncertainties set forth in Encore’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Item 8.01. Other Events.

Encore Medical to Acquire Additional Reconstructive and Spinal Implant Products
ACQUISITION OF ASSETS OF OSTEOIMPLANT TECHNOLOGY, INC. TO
EXPAND SURGICAL IMPLANT PRODUCT OFFERING

February 3, 2005, Austin, Texas — Encore Medical Corporation (NASDAQ: ENMC) today announced that it has entered into a definitive agreement to acquire substantially all of the assets of Osteoimplant Technology, Inc. (“OTI”), which will include a complete line of spinal implant products, including a Multi Axial Positioning System for spinal fixation, and several total knee and hip implants designs, including a Zweymüller type femoral hip stem.

Under the terms of the agreement, Encore will acquire substantially all of the OTI assets for total cash consideration of $14.5 million. There are also up to $1.5 million in future milestone payments that could be earned by OTI based on the performance of the products being acquired during the first twelve months after the closing of the transaction. The merger is subject to the satisfaction of a number of standard closing conditions and is still subject to the approval of the OTI shareholders, however, certain officers, directors, and principal shareholders constituting approximately 42% of the outstanding stock have already entered into voting agreements to approve the transaction. Encore expects the acquisition to be breakeven on an earnings per share basis in 2005 and accretive in 2006 and thereafter. Encore will finance this purchase using its revolving line of credit, subject to lender approval.

Based in Baltimore, Maryland, OTI owns and markets the spinal products from Advanced Spine, including the VariGrip® and VariFix® spinal fixation systems, and has developed and sells the MJS Anatomic Knee System. Encore expects to be able to generate between $9 million and $10 million in sales during the first year after the closing of the transaction from the products being acquired.

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Item 7.01. Regulation FD Disclosure.

“This represents an important strategic expansion of our surgical implant business,” commented Jack Cahill, President of the Surgical Implant Division of Encore. “We will add a number of new products to our spinal implant offerings, including a spinal fixation system, and move from a distributor of these products for other companies to making and distributing our own line of products. Additionally, we are acquiring early stage technology in areas such as spinal disc, interbody cages and kyphoplasty. We are also gaining several hip and knee product designs that will expand our product offerings in this area of the market.”

Kenneth Davidson, Chief Executive Officer of Encore Medical Corporation stated, “This acquisition is in keeping with our stated strategy to acquire products that expand our current medical device platforms. Jack and his team in the Surgical Implant Division have proven with their performance this past year, which experienced growth faster than the market and many of our competitors, that their expanding distribution network should be able to take these new products and the future technologies that will be developed from the assets being acquired and continue to outpace market growth.”

Stephens, Inc. represented Encore Medical Corporation in this transaction and Morgan Joseph & Co., Inc. represented Osteoimplant Technology, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

Date: February 18, 2005	By: Harry L Zimmerman

Harry L. Zimmerman
Executive Vice President — General Counsel

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